THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                                                 July ___, 1998


                                       WARRANT

                    To Subscribe for and Purchase Common Stock of
                                    Medarex, Inc.

             VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON July ___, 2005,
              OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M,
            NEW YORK CITY TIME, ON THE IMMEDIATELY PRECEDING BUSINESS DAY

NO. [W-1]

THIS CERTIFIES that for valuable consideration, receipt and sufficiency of which are hereby acknowledged, BCC Acquisition I LLC, a Delaware limited liability company ("BCC"), or registered assigns, is entitled to subscribe for and purchase from Medarex, Inc., a New Jersey corporation (hereinafter called the "Company"), at the price of $10.00 per share (such price, as from time to time to be adjusted as hereinafter provided), being hereinafter called the "Warrant Price", at any time and from time to time after the issuance hereof but not later than the Expiration Date (as defined below), up to [ _________ ] fully paid, nonassessable shares of Common Stock (as defined below), par value $.01 per share, of the Company, subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including without limitation the provisions of Section 2 hereof (the "Warrant"). "Expiration Date" shall mean 5:00 P.M., New York City time, on July ___, 2005, which is seven years from the date hereof, or if not a Business Day, as defined herein, at 5:00 P.M., New York City time, on the next Business Day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of California or New York are authorized by law to remain closed.

SECTION 1.     EXERCISE OF WARRANT

       (a)     CASH EXERCISE

       This Warrant may be exercised, at any time and from time to time after the issuance hereof but not later than the Expiration Date, by the holder hereof or its permitted assigns (hereinafter referred to as the "Warrantholder"), in whole or in part (but not as to a fractional share of Common Stock and in no event for less than 100 shares, unless less than an aggregate of 100 shares are then purchasable under all outstanding Warrants held by a Warrantholder), by the completion of the subscription form attached hereto as Exhibit A, and by the surrender of this Warrant (properly endorsed) at the Company's offices at 1545 Route 22 East, Annandale, New Jersey, 08801 (or at such other location in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash or by certified or official bank check, for each share being purchased.

       (b)     NET EXERCISE

       Notwithstanding anything to the contrary contained in Subsection 1(a), the Warrantholder may elect to exercise this Warrant and receive shares on a net exercise basis in an amount equal to the value of this Warrant by delivery of the subscription form attached hereto as Exhibit A, and surrender of this Warrant at the address set forth in Section 1(a), above, in which event the Company shall issue to Holder a number of shares computed using the following formula:

                              X = (P)(Y)(A-B)
                                  -----------
                                       A

Where:         X  =   the number of shares of Common Stock to be issued to
                      Holder.

               P  =   a fraction, the numerator of which is the number of
                      shares of Common Stock with respect to which this Warrant is being exercised and the denominator of which is Y, expressed as a percentage.

               Y  =   the number of shares of Common Stock issuable upon
                      exercise of this Warrant.

               A  =   the current Market Price, as defined and determined
                      pursuant to Subsection 1(d), of one share of Common
                      Stock.

               B  =   Warrant Price.

       (c)     PROCEDURE FOR EXERCISE

       In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the total number of whole shares of Common Stock so purchased, registered in the name of the Warrantholder, shall be delivered to the Warrantholder within a reasonable time, not exceeding five Business Days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the remaining number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time. With respect to any such exercise, the Warrantholder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and if exercise is pursuant to Section 1(a), payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have been the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Warrantholder an amount in cash equal to the current Market Price, of such fractional interest, as determined below.

       (d)     CURRENT MARKET PRICE

       For any computation hereunder, the current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily market price per share for the 30 consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. The daily market price per share shall be the closing sale price (or, if no closing sale price is reported, the closing bid price) of the Common Stock on the primary national securities market or exchange on which the Company's Common Stock trades (currently the National Association of Securities Dealers Automated Quotation System ("Nasdaq")). If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. "Trading Day" is defined as a day on which Nasdaq or the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

SECTION 2.     ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES

       The Warrant Price and the number and kind of shares issuable hereunder shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 2.

       (a)     ADJUSTMENTS

               (1) If at any time prior to the exercise of this Warrant in full, the Company shall (A) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (B) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares;
(C) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of its Common Stock (excluding any such reclassification in connection with a consolidation or a merger), the Warrant Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted as appropriate in proportion to such increase or decrease in outstanding shares. Upon each such adjustment of the Warrant Price, as provided in this Section 2, the Warrantholder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. Any adjustment required by this Section 2(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

               (2) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Warrant Price or the number of shares of Common Stock purchasable upon the exercise of this Warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2, and the Company shall reserve, for the life of the Warrant, such securities of such subsidiary or other corporation (together with any dividends or interest paid thereon); provided, however, that no further adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

               (3) If at any time prior to the exercise of this Warrant in full, the Company shall issue rights or warrants to all holders of Common Stock as such entitling them (for a period expiring within ninety days after the record date of the determination of stockholders entitled to receive the same), to subscribe for or purchase Common Stock at a price per share less than the current Market Price per share (as defined below) on such record date, then, in each such case the number of shares subject to this Warrant thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, plus the number of shares that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current Market Price. In the event of such adjustment, the Warrant Price shall be proportionately reduced. For purposes of this Section 2(a)(3), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock.

               (4) If at any time prior to the exercise of this Warrant in full, the Company shall distribute to all holders of its Common Stock evidence of indebtedness of the Company or assets of the Company (excluding cash dividends or distributions out of earned surplus) or rights or warrants to subscribe for securities of the Company (excluding those referred to in Sections 2(a)(2) or (3) above), then in each case the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such distribution by a fraction, the numerator of which shall be the difference of (i) the then current Market Price per share of Common Stock (as defined below) on the record date for determination of stockholders entitled to receive such distribution, LESS (ii) the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common stock, and the denominator of which shall be the Market Price per share of Common Stock, provided, however, that if the then current Market Price per share of Common Stock on the record date for determination of stockholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the Warrant Price shall not be made and in lieu thereof each Warrantholder, upon the exercise of this Warrant at any time after such distribution, shall be entitled to receive from the Company the kind and number of assets, evidence of indebtedness, subscription rights and warrants (or, in the event of the redemption of such evidence of indebtedness, subscription rights or warrants, any cash paid in respect of such redemption) that such Warrantholder would have owned or have been entitled to receive after the happening in such distribution had such Warrant been exercised immediately prior to the record date of such distribution.

               (5) For purposes of any computation under this Section 2(a), the current Market Price per share of Common Stock on any date shall be deemed calculated as provided in Section 1(d).

               (6) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this Section 2(a)(6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2(a) shall be made to the nearest cent or to the nearest one hundredth of a share, as the ease may be. Notwithstanding anything in this
Section 2(a) to the contrary, (i) except for adjustments pursuant to Section 2(a)(1), the Warrant Price shall not be increased, and (ii) the Warrant Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

               (7) In the event that at any time, as the result of any adjustment made pursuant to this Section 2(a), the Warrantholder thereafter shall become entitled to receive any securities other than Common Stock, thereafter the number of such other securities so receivable, upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 2(a).

       (b)     NO ADJUSTMENT FOR DIVIDENDS

       Except as provided in Section 2(a) of this Warrant, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

       (c)     CORPORATE REORGANIZATION, CONSOLIDATION OR MERGER

       Subject to the conditions of Section 2(d), the Company shall not reorganize, or consolidate with, or merge into a partnership, corporation, or other entity (other than a reorganization, consolidation, or merger, in which the Company is the surviving entity) or transfer all or substantially all of its assets to another entity (any one of which shall constitute a "Reorganization"), unless the Warrantholder, upon the exercise of the Warrant at any time after the consummation of such Reorganization, shall be entitled to receive, in the same manner as specified in this Warrant, the stock or other securities or property to which the Warrantholder would have been entitled upon such consummation if the Warrantholder had exercised the Warrant on or before the record date for such Reorganization. Any new entity formed upon or existing as a surviving entity after any such Reorganization shall be deemed the "Company" for purposes of this Warrant. The terms of this Warrant shall survive the consummation of any such Reorganization, and the Warrant shall thereafter be applicable to the shares of stock or other securities or property to which the Warrantholder would have been entitled upon such consummation if the Warrantholder had exercised the Warrant on or before the record date for such Reorganization. The Company shall not effect any Reorganization, unless prior to or simultaneously with the consummation thereof, the successor or surviving entity after such Reorganization shall assume, by written instrument, (i) the obligation to deliver to the Warrantholder such shares of stock, or other securities or property as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase and (ii) the other obligations of the Company under this Warrant.

       (d)     NOTICE OF REORGANIZATION

       Notice of any contemplated Reorganization, and the proposed terms thereof, including specifically the manner in which the requirements of Section 3(c) will be met, shall be given to the Warrantholder at least twenty (20) days before the proposed consummation of such Reorganization.


       (e)     TREATMENT OF WARRANTHOLDER

       Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant

(notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

       (f)     NOTICE OF ADJUSTMENT

       Upon any Adjustment of the Warrant Price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to each Warrantholder at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

       (g)     STOCK TO BE RESERVED

       The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued upon full payment of the Warrant Price therefor or as otherwise set forth herein, shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to ensure that the par value per share, if any, of the Common Stock is at all times equal to or less than the effective Warrant Price. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or automated quotation system upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

       (h)     ISSUE TAX

       The issuance of certificates for shares of Common Stock upon exercise of any Warrant shall be made without a charge to the Warrantholder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

       (i)     CLOSING OF BOOKS


       The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

       (j)     DEFINITION OF COMMON STOCK

       Subject to the provisions of this Section 2, the shares purchasable pursuant to this Warrant shall include only securities designated as Common Stock of the Company. As used herein, the term "Common Stock" shall mean and include the Common Stock, par value $.01, of the Company as authorized on the date hereof, or shares of any class or classes resulting from any recapitalization or reclassification thereof which are not limited to any fixed sum or percentage and are not subject to redemption by the Company and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassification bears to the total number of shares of all such classes resulting from all such reclassification.

SECTION 3.     Registration Rights

       (a)     SHELF REGISTRATION STATEMENT

       Reference is made to that certain Rights Exchange Agreement by and between the Company and BCC, dated June ___, 1998 ("Exchange Agreement"), the provisions of which relating to registration rights for the Common Stock issuable upon exercise of this Warrant are incorporated herein by this reference. The Company shall file a shelf registration statement fully in compliance with Section 12 of the Exchange Agreement.

       (b)     INDEMNIFICATION

       The indemnification provisions set forth in Section 12.3 of the Exchange Agreement, incorporated herein by this reference, shall govern this Warrant.

SECTION 4.     NOTICES OF RECORD DATES

       In the event of:

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right; or

               (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity; or

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               (d) any other action which would represent an adjustment in accordance with Section 2 hereof;

       then in each such event the Company will give notice to the Warrantholder specifying (1) the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event and stating the amount and character of such dividend, distribution, right, or other event and (2) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, if either is required. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action with respect thereto.

SECTION 5.     NO STOCKHOLDERS RIGHTS OR LIABILITIES

       This Warrant shall not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 6.     LOST, STOLEN, MUTILATED OR DESTROYED WARRANT

       In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrant certificate or certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 7.     NOTICES

       All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

       (a)     if to the Company, to:

               Medarex, Inc.
               1545 Route 22 East
               Annandale, NJ 08801
               Attention: Donald L. Drakeman, President
               Phone: (609) 713-6001
               Fax: (609) 713-6002

               with a copy to:

               Satterlee, Stephens, Burke & Burke LLP
               230 Park Avenue
               New York, NY 10169
               Attention: Dwight Kinsey, Esq.
               Phone: (212) 818-9200
               Fax: (212) 818-9606/9607

       (b)     if to the Purchaser, to:

               Bay City Capital
               750 Battery Street, Suite 600
               San Francisco, CA 94111
               Attention:  Sandy Zweifach, Chief Financial Officer
               Phone: (415) 676-3830
               Fax: (415) 837-0996

               with a copy to:

               Heller, Ehrman, White & McAuliffe
               333 Bush Street
               San Francisco, CA 94104
               Attention:  Timothy G. Hoxie, Esq.
               Phone: (415) 772-6000
               Fax: (415) 772-6268

Any change of an address set forth in this Section 7 may be accomplished by means of a notice sent in accordance with the terms of this Section 7.

SECTION 8.     TRANSFER

       This Warrant is non-transferable, except with the prior written consent of the Company, provided, however, that transfers may be made to an affiliate of the Warrantholder without prior written consent of the Company. Any transfer or assignment hereunder shall be in the form of Exhibit B attached hereto.

SECTION 9.     AMENDMENTS AND WAIVERS

       This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

SECTION 10.    SEVERABILITY

       If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provisions shall be excluded from this Warrant, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

SECTION 11.    GOVERNING LAW

       This Warrant shall be governed by and construed under the laws of the State of New Jersey without regard to conflict of law principles.

SECTION 12.    HEADINGS

       The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

SECTION 13.    COUNTERPARTS

       This Warrant may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the Company and BCC have executed this Warrant on and as of the day and year first above written.

                                        Medarex, Inc.,
                                        a New Jersey corporation



                                        -----------------------------------
                                        Name


                                        -----------------------------------
                                        Title

                                        BCC Acquisition I LLC,
                                        a Delaware limited liability company



                                        -----------------------------------
                                        Name


                                        -----------------------------------
                                        Title

                                      EXHIBIT A

                                  SUBSCRIPTION FORM

                    (To be executed upon exercise of this Warrant)

       The undersigned hereby irrevocably elects to exercise the right of purchaser represented by the within Warrant for, and to purchase thereunder, ___________ shares of Common Stock, as provided for therein, and either tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $__________ or, if the undersigned elects pursuant to Section 1(b) of the within Warrant to convert such Warrant into Common Stock by net exercise, the undersigned exercises the within Warrant by exchange under the terms of Section 1(b).

       Please issue a certificate or certificates for such Common Stock in the name of and pay any cash for any fractional share to:

                                   Name:
                                        -----------------------------------

                                   Address:

                                           --------------------------------

                                   Tax I.D. No:
                                               ----------------------------

                                   Signature
                                   of Authorized Agent:
                                                       --------------------

                                   Print Name:
                                              -----------------------------

                                   Note:   The above signature must correspond
                                           exactly with the name on the first
                                           page of this Warrant or with the
                                           name of the assignee appearing in
                                           the assignment form below.

       If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

               Signature Guaranteed:
                                    ----------------------------------

       (Signature must be guaranteed by a bank or trust company having an office or correspondence in the United States or by a member firm of a registered securities exchange or the National Association of Security Dealers, Inc.)

                                      EXHIBIT B

                                      ASSIGNMENT

                   (To be executed only upon assignment of Warrant)


       For value received, ___________________________ hereby sells, assigns, and transfers unto ______________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute, and appoint attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

       Name(s) of
       Assignee(s)/Address                        No. of Warrants
       -------------------                        ---------------



And if said number of Warrants shall not be all the Warrants represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant.

Dated:                             Signature:
                                             ----------------------------------

                                   Note:   The above signature must correspond
                                           exactly with the name on the face of
                                           this Warrant

                    Signature Guaranteed:
                                         --------------------------------------

       (Signature must be guaranteed by a bank or trust company having an office or correspondence in the United States or by a member firm of a registered securities exchange or the National Association of Security Dealers, Inc.)